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                                                                     EXHIBIT 2.1

                                                                  Execution Copy

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                        Stock Purchase and Sale Agreement

                                 By and Between

                           Burlington Industries, Inc.

                                       And

                             Berkshire Hathaway Inc.


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                          Dated as of February 11, 2003


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                        STOCK PURCHASE AND SALE AGREEMENT

          THIS STOCK PURCHASE AND SALE AGREEMENT (the "Agreement") is entered into as of February 11, 2003 by and between Berkshire Hathaway Inc., a Delaware corporation ("Buyer"), and Burlington Industries, Inc., a Delaware corporation (the "Company").

                                    RECITALS

          WHEREAS, the Company and certain of its domestic subsidiaries (the "Debtor Subsidiaries" and together with the Company, the "Debtors") are debtors and debtors-in-possession under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. Sections 101-1330 (as amended, the "Bankruptcy Code"), having commenced voluntary cases (Nos. 01-11282 through 01-11306) (jointly administered) (the "Reorganization Cases") on November 15, 2001 (the "Petition Date") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court");

          WHEREAS, pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code, the Debtors continue to operate their respective businesses and manage their respective properties, and are administering their respective estates created by
Section 541 of the Bankruptcy Code on the Petition Date;

          WHEREAS, the Board of Directors of the Company has determined that it is advisable and in the best interests of such estates and the beneficiaries of such estates to consummate, subject to confirmation of a plan of reorganization (the "Plan") in accordance with the Bankruptcy Code, and has approved, the transactions contemplated by this Agreement upon the terms and subject to the conditions set forth herein;

          WHEREAS, in furtherance thereof, the Company has agreed to file the Plan with the Bankruptcy Court in order to effect the transactions contemplated by this Agreement upon the terms and subject to the conditions set forth herein;

          WHEREAS, also in furtherance thereof, pursuant to Section 5.02 and upon the terms and subject to the conditions set forth herein, the Company has agreed to, and to cause the Debtors Subsidiaries to, (i) transmit a disclosure statement, once approved by the Bankruptcy Court, with respect to the Plan (the "Disclosure Statement") to holders of claims and equity interests in the Reorganization Cases, soliciting acceptance of the Plan and (ii) seek entry of an order of the Bankruptcy Court (the "Confirmation Order") confirming the Plan pursuant to Section 1129 of the Bankruptcy Code (the date on which the Confirmation Order is entered is hereinafter referred to as the "Confirmation Date"); and

          WHEREAS, confirmation of the Plan would, pursuant to Section 1141 of the Bankruptcy Code, require the effectuation of the transactions contemplated by, and the provisions of, this Agreement, upon the terms and subject to the conditions set forth herein.

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          NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                                 THE TRANSACTION

          1.01 Sale and Purchase of the Company Shares. Upon the terms and subject to the conditions set forth in this Agreement, the Company shall issue, sell and deliver 100 shares of newly issued common stock, par value $0.01 per share (the "Company Shares"), which shall constitute all of the then issued and outstanding shares of the Company's capital stock, to Buyer, and Buyer shall purchase and take delivery of the Company Shares from the Company, at the Closing.

          1.02 Purchase Price. The aggregate purchase price for the Company Shares (the "Purchase Price") shall equal (i) the sum of the aggregate Allowed Secured Claims against the Debtors as of the Closing Date and $140,000,000, subject to adjustment pursuant to Sections 1.04 and 1.05, less (ii) the aggregate amount of the funds (the "Restricted Funds") transferred by the Debtors to the Burlington Fabrics Irrevocable Trust (the "Restricted Funds Trust") prior to the Closing Date.

          1.03 The Closing; Escrow. (a) Unless this Agreement shall have been terminated pursuant to Section 9.01, and subject to the satisfaction or waiver of the conditions set forth in Articles VII and VIII and the deliveries required by Sections 1.04, 1.06 and 1.07, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Jones, Day, Reavis & Pogue, 222 East 41st Street, New York, NY 10017, at 10:00 a.m., local time, on the first Business Day following the date of satisfaction of the conditions set forth in Sections 7.05, 7.06, 8.05 and 8.06 or, if later, the fifth Business Day after the delivery of the Preliminary Balance Sheet, unless another date, time or place is mutually agreed to in writing by the parties hereto (the "Closing Date").

          (b) At the Closing, (i) Buyer will pay, on behalf of the Company, the Purchase Price as it may be adjusted pursuant to Section 1.04, less the amount specified under clause (ii) below, by wire transfer of immediately available United States funds to the Distribution Trust, at an account identified by the Distribution Trust Representative before the Closing Date, for the distribution of such amount pursuant to the Plan and (ii) Buyer will deliver the Escrow Amount by wire transfer of immediately available United States funds to a commercial bank (the "Escrow Agent") reasonably acceptable to Buyer and the Distribution Trust Representative, under an escrow agreement to be entered into on or before the Closing Date by and among Buyer, the Distribution Trust (by the Distribution Trust Representative) and the Escrow Agent substantially in the form of Exhibit A hereto (the "Escrow Agreement"). From the date hereof through the Closing Date, the Company shall not, and shall not permit any of its Subsidiaries to, transfer any assets to or for the benefit of any creditor of the Debtors, other than (A) Excluded Assets or net proceeds after all transaction expenses from the sale of Excluded Assets, (B) Restricted Funds, (C) payments to creditors on account of post-petition claims in the ordinary course of business and to satisfy other Assumed Administrative Claims, (D) repayment of principal or interest under

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the Secured Credit Agreement, (E) professional fees related to the
Reorganization Cases and (F) as permitted by Section 4.02(e).

          (c) At the Closing, there shall also be delivered to the Company and Buyer the certificates and other documents to be delivered under Articles VII and VIII.

          1.04 Purchase Price Adjustment. No later than five Business Days prior to the Closing Date, the Company will deliver to Buyer (i) an unaudited estimated consolidated balance sheet of the Company as of immediately prior to the Closing (the "Preliminary Balance Sheet"), prepared in good faith applying the same accounting principles and policies used in preparing the September Balance Sheet (the "Company Accounting Principles and Policies"), (ii) a schedule (the "Preliminary Pre-Closing Working Capital Schedule"), based on the Preliminary Balance Sheet, setting forth the Company's calculation of the estimated Working Capital of the Company as of immediately prior to the Closing ("Preliminary Pre-Closing Working Capital"), (iii) a schedule (the "Allowed Secured Claims Schedule") setting forth the Company's calculation of the aggregate Allowed Secured Claims as of the Closing Date, and (iv) a certificate of the Chief Executive Officer and Chief Financial Officer of the Company stating (A) that such Preliminary Balance Sheet and Preliminary Pre-Closing Working Capital Schedule represent the Company's good faith estimate of the consolidated financial position of the Company as of immediately prior to the Closing applying the Company Accounting Principles and Policies and (B) that such Allowed Secured Claims Schedule represents the Company's good faith estimate of all Allowed Secured Claims as of the Closing Date. The Preliminary Balance Sheet shall not give effect to Buyer's payment of the Purchase Price, or to other payments or discharges of claims or liabilities to be made pursuant to this Agreement or the Plan on or as a result of the Closing Date, but shall accrue and reflect as current liabilities, among other current liabilities, all Assumed Administrative Claims, all Priority Tax Claims to the extent such Priority Tax Claims were not accrued and reflected on the September Balance Sheet, and all cure costs associated with the assumption of Contracts, whether assumed before or after the date of this Agreement, to the extent not fully paid before the Closing Date. If the Preliminary Pre-Closing Working Capital reflected on the Preliminary Pre-Closing Working Capital Schedule is less than negative $102,949,000 (i.e., total current liabilities are more than $102,949,000 greater than total current assets), then the Purchase Price paid at Closing shall be reduced by the amount of such shortfall. If the Preliminary Pre-Closing Working Capital reflected on the Preliminary Pre-Closing Working Capital Schedule is greater than negative $102,949,000 (i.e., total current liabilities are less than $102,949,000 greater than total current assets), then the Purchase Price to be paid at Closing shall be increased by the amount of such excess.

          1.05 Post-Closing Working Capital Adjustment. (a) Buyer shall cooperate with the Distribution Trust Representative to jointly prepare the following documents within forty-five Business Days following the Closing Date:
(i) an unaudited consolidated balance sheet of the Company as of immediately prior to the Closing (the "Final Balance Sheet"), prepared in good faith applying the Company Accounting Principles and Policies, and (ii) a schedule (the "Final Pre-Closing Working Capital Schedule" and, together with the Final Balance Sheet, the "Closing Financials"), based on the Final Balance Sheet, setting forth (A) a calculation of the Working Capital of the Company as of immediately prior to the Closing ("Final Pre-Closing Working Capital") and (B) a calculation of the amount by which the

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Purchase Price should be adjusted, either upward or downward, to the extent the
Final Pre-Closing Working Capital is greater than or less than the Preliminary Pre-Closing Working Capital (such difference being the "Working Capital Amount Due"). The Final Balance Sheet shall not give effect to Buyer's payment of the Purchase Price, or to other payments or discharges of claims or liabilities to be made pursuant to this Agreement or the Plan on or as a result of the Closing Date, but shall accrue and reflect as current liabilities, among other current liabilities, all Assumed Administrative Claims, all Priority Tax Claims to the extent such Priority Tax Claims were not accrued and reflected on the September Balance Sheet, and all cure costs associated with the assumption of Contracts, whether assumed before or after the date of this Agreement, to the extent not fully paid before the Closing Date. Buyer shall cause the Company to provide to the Distribution Trust Representative such reasonable access during normal business hours to financial and other information of the Company as he or she may request in good faith to assess the Closing Financials. If Buyer and the Distribution Trust Representative agree upon the Working Capital Amount Due within forty-five Business Days following the Closing Date, the Working Capital Amount Due shall be paid in accordance with Section 1.05(d) or 1.05(e), as applicable, and Sections 1.05(b) and 1.05(c) shall not apply. If Buyer and the Distribution Trust Representative are unable to so agree, then within fifty Business Days following the Closing Date, Buyer shall deliver to the Distribution Trust Representative the Closing Financials that Buyer determines satisfy this Section 1.05(a) and all the remaining provisions of this Section
1.05 shall apply.

          (b) The Distribution Trust Representative may notify Buyer in writing within five Business Days following delivery of the Closing Financials as prepared by Buyer (the "Dispute Period") that (i) the Distribution Trust Representative agrees with the Working Capital Amount Due as calculated by Buyer (an "Approval Notice") or (ii) the Distribution Trust Representative disagrees with the Working Capital Amount Due as prepared by Buyer, identifying in reasonable detail the items of such Closing Financials with which the Distribution Trust Representative disagrees (a "Dispute Notice"). Upon receipt by Buyer of a Dispute Notice, Buyer will use good faith efforts during the ten Business Day period following the date of receipt of a Dispute Notice (the "Resolution Period") to resolve with the Distribution Trust Representative any differences they may have as to the calculation of the Working Capital Amount Due. During the Dispute Period and Resolution Period, Buyer shall cause the Company to provide to the Distribution Trust Representative such reasonable access during normal business hours to financial and other information of the Company as he or she may request in good faith to assess the Closing Financials. If Buyer and the Distribution Trust Representative cannot reach written agreement during the Resolution Period, within five Business Days thereafter, their disagreements, limited to those issues still in dispute (the "Disputed Items"), shall be promptly submitted for arbitration before PricewaterhouseCoopers LLP or another independent Accounting Firm mutually satisfactory to Buyer and the Distribution Trust Representative (the "Independent Accountant"), which firm shall conduct such additional review as is necessary to resolve the Disputed Items. Based upon such review, the Independent Accountant shall prepare a schedule (the "Independent Accountant Schedule") setting forth (A) its determination of the Disputed Items, (B) its calculation of the Working Capital of the Company as of immediately prior to the Closing and
(C) its calculation of the Working Capital Amount Due. The Independent Accountant Schedule shall be completed by the Independent Accountant as promptly as practicable but in no event later than twenty days following the

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selection of the Independent Accountant and shall be confirmed by the
Independent Accountant in writing to, and shall be final and binding on, Buyer and the Distribution Trust for purposes of this Section 1.05.

          (c) The fees and expenses of the Independent Accountant shall be paid equally by Buyer and the Distribution Trust.

          (d) If the Working Capital Amount Due is owed to Buyer, then no later than the second Business Day after, as applicable, the (i) receipt by Buyer of an Approval Notice, (ii) expiration of the Dispute Period if Buyer has not received an Approval Notice or a Dispute Notice within such period, (iii) expiration of the Resolution Period if Buyer and the Distribution Trust Representative have resolved any differences regarding the Working Capital Amount Due within such period and (iv) receipt of the Independent Accountant Schedule (the date of such applicable event, the "Escrow Determination Date"), Buyer and the Distribution Trust Representative shall deliver a written notice to the Escrow Agent pursuant to the Escrow Agreement instructing the Escrow Agent to pay (A) the Working Capital Amount Due from the Escrow Amount to Buyer and (B) the remainder of the Escrow Amount, if any, to the Distribution Trust, as part of the Purchase Price, for the distribution of such amount pursuant to the Plan, in each case by wire transfer of immediately available funds, without setoff or deduction of any kind, within two Business Days of receipt of such letter of instruction.

          (e) If the Working Capital Amount Due is owed to the Distribution Trust, then no later than the second Business Day after the Escrow Determination Date, (A) Buyer shall, on behalf of the Company and as part of the Purchase Price, pay the Working Capital Amount Due to the Distribution Trust for the distribution of such amount pursuant to the Plan and (B) Buyer and the Distribution Trust Representative shall deliver a written notice to the Escrow Agent pursuant to the Escrow Agreement instructing the Escrow Agent to pay, within two Business Days of receipt of such letter of instruction, the Escrow Amount, also as part of the Purchase Price, to the Distribution Trust for the distribution of such amount pursuant to the Plan, in each case by wire transfer of immediately available funds, without set-off or deduction of any kind.

          1.06 Restricted Funds. No later than five Business Days prior to the Closing Date, the Company will deliver to Buyer a schedule (the "Restricted Funds Schedule"), certified on behalf of the Company by its Chief Financial Officer as being true and complete in all material respects, setting forth, as of the date of delivery of the Restricted Funds Schedule, the dates on which any Restricted Funds were transferred to the Restricted Funds Trust, the amounts of such transfers, the sources of such Restricted Funds and the aggregate amount of all Restricted Funds transferred to the Restricted Funds Trust (which aggregate amount shall be deducted from the Purchase Price in accordance with Section 1.02). Following the delivery to Buyer of the Restricted Funds Schedule, no Debtor shall transfer any Restricted Funds to the Restricted Funds Trust.

          1.07 Excluded Assets. Section 1.07 of the Company's Disclosure Schedule sets forth a description of the assets of the Company and its Subsidiaries classified as "Assets held for sale" on the September Balance Sheet (the "Excluded Assets"). No later than five Business Days prior to the Closing Date, the Company will deliver to Buyer a schedule (the "Sold Excluded

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Assets Schedule"), certified on behalf of the Company by its Chief Financial
Officer as being true and complete in all material respects, setting forth, as of the date of delivery of the Sold Excluded Assets Schedule, the dates on which any Excluded Assets were sold, the net proceeds after all transaction expenses received by the Company or any of its Subsidiaries with respect to each such sale, the aggregate net proceeds after all transaction expenses received by the Company and its Subsidiaries with respect to all such sales (the "Excluded Assets Aggregate Net Proceeds") and the amount, if any, of Excluded Assets Aggregate Net Proceeds that have theretofore been transferred to or for the benefit of any creditor of the Debtors. Simultaneously with the Closing, the Company will transfer any remaining Excluded Assets to the Distribution Trust for disposition pursuant to the Plan. Following the delivery to Buyer of the Sold Excluded Assets Schedule, no Debtor shall sell any Excluded Assets.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Except as set forth in the Company SEC Documents or the disclosure schedule delivered by the Company to Buyer prior to the execution and delivery of this Agreement (the "Company's Disclosure Schedule"), the Company represents and warrants to Buyer as follows:

          2.01 Corporate Existence. (a) Except as a result of the commencement of the Reorganization Cases, the Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite power and authority to own, operate and lease its Assets and Properties and to carry out its business as presently conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which such qualification or licensing is necessary under applicable law, except where the failure to be so qualified or licensed and to be in good standing would not reasonably be expected, individually or in the aggregate with other such failures, to have a Material Adverse Effect on the Company. Section 2.01(a) of the Company's Disclosure Schedule contains a true copy of the Company's Certificate of Incorporation and Bylaws, as amended in each case to the date hereof. The Company is not in default under, or in violation of, any provision of its Certificate of Incorporation or Bylaws.

          (b) Except as a result of the commencement of the Reorganization Cases, each Subsidiary of the Company is a corporation, company or limited liability company duly incorporated, organized or formed, validly existing and in good standing under the Laws of its jurisdiction of incorporation, organization or formation, and has all requisite power and authority to own, operate and lease its Assets and Properties and to carry out its business as presently conducted. Each Subsidiary of the Company is duly qualified and licensed to do business and is in good standing in each jurisdiction in which such qualification or licensing is necessary under applicable law, except where the failure to be so qualified or licensed and to be in good standing would not reasonably be expected, individually or in the aggregate with other such failures, to have a Material Adverse Effect on the Company. Section 2.01(b) of the Company's Disclosure Schedule sets forth, in the case of each Subsidiary of the Company that is a corporation or company, (x) the name and jurisdiction of incorporation of such Subsidiary, (y) the number of issued and outstanding shares of its capital stock and (z) the owners of such shares, and, in the case of each Subsidiary of the Company that is a limited liability company, (A) the name and

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jurisdiction of formation of such Subsidiary and (B) the class and amount of the membership, ownership or other equity interests in such Subsidiary owned by the Company or any of its Subsidiaries.

          2.02 Authority. The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, upon entry of the Confirmation Order, to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement, and the performance by the Company of its obligations hereunder, have been duly and validly authorized by all necessary corporate action of the Company, and, upon entry of the Confirmation Order, no other corporate action on the part of the Company or its stockholders is necessary to approve this Agreement or to consummate the transactions contemplated hereby. Subject to the entry of an Order of the Bankruptcy Court approving the Bidding Procedures Motion (as to the provisions of this Agreement covered thereby) and the entry of the Confirmation Order (as to the other provisions of this Agreement), this Agreement has been duly and validly executed and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable against the Company in accordance with its terms.

          2.03 No Conflicts. Upon the entry of an Order approving the Bidding Procedures Motion, the execution and delivery by the Company of this Agreement and the performance by the Company of its pre-Closing obligations hereunder will not, and upon entry of the Confirmation Order, the consummation of the transactions contemplated hereby, including the performance by any Subsidiary of the Company of transfers, assumptions or other actions required of it by this Agreement to effect such consummation, will not:

          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Charter Documents of the Company or any of its Subsidiaries;

          (b) result in a violation or breach of any term or provision of any Law or Order applicable to the Company, any of its Subsidiaries, or any of the Assets and Properties of the Company or any of its Subsidiaries, other than such violations or breaches which would not, individually or in the aggregate, reasonably be expected to adversely affect the validity or enforceability of this Agreement or to have a Material Adverse Effect on the Company; or

          (c) except as would not, individually or in the aggregate, reasonably be expected to adversely affect the ability of the Company to consummate the transactions contemplated hereby, or to perform its obligations hereunder, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, (i) result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require the Company or any of its Subsidiaries to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, or (v) result in the creation or imposition of any Lien upon any Assets and Properties of the Company or any of its Subsidiaries under, any Contract to which the Company or any of its Subsidiaries, or by which any Asset and Property of the Company or any of its Subsidiaries, is bound.

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          2.04    Capital Stock. (a) The outstanding shares of capital stock of the Company are, and the Company Shares issued at the Closing will be, duly authorized, validly issued, fully paid and nonassessable, and issued without any violation of preemptive rights. There are no (i) outstanding Options obligating the Company to issue or sell any shares of capital stock of the Company or to grant, extend or enter into any such Option, (ii) voting trusts, proxies or other commitments, understandings, restrictions or other arrangements in favor of any person with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of the Company, or (iii) commitments, understandings, obligations, or arrangements of the Company to repurchase, redeem, or otherwise acquire or make any payment in respect of or measured or determined based on the value of capital stock of the Company.

          (b) The outstanding shares of capital stock or share capital of, or membership interests, ownership interests or other equity interests in, as the case may be, each Subsidiary (the "Subsidiary Equity Interests") of the Company that are owned by the Company or any of its Subsidiaries are, and the Subsidiary Equity Interests to be issued at the Closing in accordance with
Section 5.04(a)(ii) will be, duly authorized, validly issued, fully paid and nonassessable, and owned, beneficially and of record, by the Company or its Subsidiaries, free and clear of any Liens other than Liens that will be released or discharged pursuant to the Confirmation Order at or prior to Closing. There are no (i) outstanding Options obligating any Subsidiary of the Company to issue or sell any shares of capital stock or share capital of, or any membership interests, ownership interests or other equity interests in, any Subsidiary of the Company or to grant, extend or enter into any such Option, (ii) voting trusts, proxies or other commitments, understandings, restrictions or other arrangements in favor of any person with respect to the voting of or the right to participate in dividends or other earnings on any capital stock or share capital of, or any membership interest, ownership interest or other equity interest in, any Subsidiary of the Company, or (iii) commitments, understandings, obligations, or arrangements of any Subsidiary of the Company to repurchase, redeem, or otherwise acquire or make any payment in respect of or measured or determined based on the value of capital stock or share capital of, or any membership interest, ownership interest or other equity interest in, any Subsidiary of the Company.

          2.05 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental Authority is required to be obtained or made by the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except (i) for consents, approvals or actions of, and filings with or notice to, the Bankruptcy Court, (ii) for the necessary filings by the Company under the Exchange Act, the HSR Act or any antitrust or competition Law of any foreign jurisdiction applicable to the transactions contemplated by this Agreement and the expiration or earlier termination of the applicable waiting period(s) thereunder, and (iii) where the failure to obtain any such consent, approval or action, to make any such filing or to give any such notice, individually or in the aggregate, would not reasonably be expected to adversely affect the ability of the Company and its Subsidiaries to consummate the transactions contemplated by this Agreement or to perform their obligations hereunder or to have a Material Adverse Effect on the Company.

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          2.06    Compliance With Laws and Orders. (a) Neither the Company nor
any of its Subsidiaries is in violation of or in default under any Law or Order, including any Law or Order involving the protection of human health and the environment, the effect of which, individually or in the aggregate with other such violations and defaults, would reasonably be expected to have a Material Adverse Effect on the Company. The Company and each Debtor Subsidiary has complied in all material respects with all applicable Laws and Orders applicable to the Reorganization Cases.

          (b) Except as would not, individually or in the aggregate with other violations and defaults, reasonably be expected to have a Material Adverse Effect on the Company, no investigation or review by any governmental, regulatory or administrative agency or authority or court or other tribunal concerning any possible violation or default of Law or Order is pending or threatened, nor has any such investigation occurred during the last five years.

          (c) (i) The Company and each of its Subsidiaries holds all material licenses, permits, registrations and other authorizations required to conduct its business as it is presently conducted, (ii) all such licenses, permits, registrations and other authorizations are valid and in full force and effect, except for those the absence of which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, and (iii) the Company and each of its Subsidiaries is in compliance with all such licenses, permits, registrations and other authorizations, except for possible failures to be so in compliance which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          2.07 Reports and Financial Statements. (a) The Company has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 2001 (collectively, including all exhibits thereto, the "Company SEC Reports"). No Subsidiary of the Company is required to file any form, report, registration statement, prospectus or other document with the SEC. As of their respective dates, none of the Company SEC Reports (and, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing) contained, and none of the Company SEC Reports filed subsequent to the date hereof will contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) The Company's audited financial statements for the fiscal year ended September 28, 2002 (the "Audited Financial Statements") fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at September 28, 2002 and September 29, 2001 and the consolidated results of their operations, cash flows and stockholders' equity for the 52 weeks ended September 28, 2002, September 29, 2001 and September 30, 2000, all in accordance with GAAP consistently applied. No independent auditors' report included with the Audited Financial Statements has been revoked or qualified in any manner since its date. The Company has not, since September 28, 2002, made any material change in the accounting practices or policies applied in the preparation of the Audited Financial Statements. The Books and Records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP. The

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management of the Company has (i) designed disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the management of the Company by others within those entities, and (ii) has disclosed, based on its most recent evaluation, to the Company's auditors and the audit committee of the Company's Board of Directors (A) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

          2.08 Title to Assets. The Company and its Subsidiaries have good and marketable title to, or in the case of leaseholds, valid leasehold interests in, their respective material Assets and Properties, free and clear of any Liens other than Liens permitted under the DIP Facility or Liens that will be released or discharged pursuant to the Confirmation Order at or prior to the Closing.

          2.09 Legal Proceedings. Except for Claims that will be discharged pursuant to the Confirmation Order:

          (a) other than the Reorganization Cases, there are no Actions or Proceedings pending or, to the Knowledge of the Company, threatened against, relating to or affecting, the Company or any of its Subsidiaries which would reasonably be expected to (i) result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, or (ii) individually or in the aggregate with other such Actions or Proceedings, have a Material Adverse Effect on the Company; and

          (b) except for Orders of the Bankruptcy Court, there are no Orders outstanding against the Company or any of its Subsidiaries which, individually or in the aggregate with other such Orders, would reasonably be expected to have a Material Adverse Effect on the Company.

          2.10 Benefit Plans; ERISA. (a) The Company has delivered or made available to Buyer full and complete copies or descriptions of each material employment, severance, bonus, change-in-control, profit sharing, compensation, incentive, termination, stock option, stock appreciation right, restricted stock, phantom stock, performance unit, pension, retirement, deferred compensation, welfare or other employee benefit agreement, trust fund or other employee benefit arrangement and any union, guild or collective bargaining agreement maintained or contributed to or required to be contributed to by the Company or any of its United States Subsidiaries for the benefit or welfare of any director, officer, employee or former employee of the Company or any of its United States Subsidiaries (such plans and arrangements being collectively the "Benefit Plans").

          (b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, each Benefit Plan has been administered and is in compliance with the terms of such Benefit Plan and all applicable Laws.

          (c) Each Benefit Plan intended to be qualified has received a favorable determination from the IRS and, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, nothing has occurred since such favorable determination that would adversely affect such qualification.

          (d) Except as would not, individually or in the aggregate with all other such "reportable events" and "accumulated funding deficiencies," reasonably be expected to have a Material Adverse Effect on the Company: (i) no "reportable event" (as such term is used in Section 4043 of ERISA) (other than those events for which the 30-day notice has been waived pursuant to the regulations) is pending with respect to any Benefit Plan and (ii) no "accumulated funding deficiency" (as such term is used in Section 412 or 4971 of the Code) has occurred during the last five years with respect to any Benefit Plan.

          (e) No Benefit Plan has been terminated, where such termination has resulted in liability under Title IV of ERISA that, individually or in the aggregate with all other such terminations, would reasonably be expected to have a Material Adverse Effect on the Company.

          (f) Except as otherwise provided in this Agreement, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of the Company or any of its Subsidiaries to severance pay, unemployment compensation or any other payment or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee.

          (g) There are no pending claims by or on behalf of any Benefit Plan or by any employee or beneficiary covered under such Benefit Plan or otherwise involving any such Benefit Plan (other than routine claims for benefits).

          2.11 Labor Relations. Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement and, to the Knowledge of the Company, there are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees employed by the Company or any of its Subsidiaries. There has not occurred or, to the Knowledge of the Company, been threatened any material strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees employed by the Company or any of its Subsidiaries. There are no labor disputes currently subject to any grievance procedure, arbitration or litigation, or any Action or Proceeding, and there is no representation petition pending or, to the Knowledge of the Company, threatened with respect to any employee employed by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any notice of the intent of any Governmental Authority responsible for the enforcement of labor or employment laws to conduct an investigation of the Company or any of its Subsidiaries and, to the Knowledge of the Company, no such investigation is in progress.

          2.12 Environmental Matters. (a) Except with respect to Claims that have been or will be discharged pursuant to the Confirmation Order and Claims that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, no written or, to the Knowledge of the Company, oral notification of a release of a hazardous substance (as defined in the Comprehensive Environmental Response, Compensation and

Liability Act of 1980 ("CERCLA")) has been filed by or on behalf of the Company or any of its Subsidiaries since CERCLA became effective, and no notice has been received by the Company or any of its Subsidiaries informing the Company or such Subsidiary of potential liability for a release of a hazardous substance under CERCLA or any similar state or foreign Law. Except as would not reasonably be expected to have a Material Adverse Effect on the Company, no site or facility owned or operated, or that has been owned or operated, by the Company or any of its Subsidiaries is or has been listed on the CERCLIS published by the U.S. Environmental Protection Agency or on any similar list maintained by any state in which any Assets and Properties of the Company or any of its Subsidiaries are located.

          (b) None of the Assets and Properties of the Company or any of its Subsidiaries contains or is affected by the presence of any hazardous substance in a manner that would reasonably be expected to have a Material Adverse Effect on the Company.

          2.13 Taxes. (a) The Company and each of its Subsidiaries has filed, or caused to be filed, all material Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All material Taxes owed by the Company or any of its Subsidiaries (as shown on any Tax Return) have been paid. Neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any material Tax Return.

          (b) There is no material dispute or claim concerning any Tax liability of the Company or any of its Subsidiaries either (i) claimed or raised by any authority to the Company or any of its Subsidiaries in writing or (ii) as to which the Company has Knowledge.

          (c) Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency.

          (d) Neither the Company nor any of its Subsidiaries is a party to any tax allocation or sharing agreement. Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return, other than a group the common parent of which was the Company, or (ii) has any liability for the Taxes of any person, other than any member of the group the common parent of which is the Company, under Reg.
Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

          (e) The reserve for Tax liability (other than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the Audited Financial Statements was adequate under GAAP to cover Tax liabilities of the Company and its Subsidiaries through the date thereof, and (2) that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns as shown on the Final Balance Sheet will be adequate under GAAP to cover Tax liabilities of the Company and its Subsidiaries through the Closing Date.

          2.14 Intellectual Property. (a) All Intellectual Property owned by the Company or any of its Subsidiaries that is material to the conduct of the Company's business is owned free and clear of any Liens or other restrictions upon use or enjoyment, other than Liens permitted under the DIP Facility or Liens that will be released or discharged pursuant to the Confirmation Order at or prior to the Closing. Except for common law trademarks, the material patents and trademarks that are included in the Intellectual Property have been duly registered with, or are covered by pending applications filed with, the United States Patent and Trademark Office. The Company has taken such other commercially reasonable actions to ensure the full protection of its and its Subsidiaries' respective rights to, and title and interest in, such material Intellectual Property under applicable Law. Such registrations and filings remain in full force and effect, in each case to the extent material to the Company's business.

          (b) Neither the Company nor any of its Subsidiaries is infringing upon the Intellectual Property rights of any other Person, except where such infringement would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

          2.15 Insurance. To the Knowledge of the Company, all insurance policies of any kind or nature owned by or issued to the Company or any of its Subsidiaries, including, without limitation, policies for fire, life, theft, product liability, public liability, property damage, other casualty, workers' compensation, employee health and welfare, title, property and liability, with respect to the Company's business or Assets and Properties are in full force and effect and are of a nature and provide such coverage as is sufficient and as is reasonably appropriate or is customarily carried by companies engaged in business similar to the Company's business.

          2.16 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any Liabilities of any nature, except (i) as disclosed or reserved against in the Audited Financial Statements, (ii) for Liabilities not required by GAAP to be accrued, disclosed or reserved against in the Audited Financial Statements (other than Liabilities that are Known to the Company, reasonably estimable, material to the Company and not required by GAAP to be accrued, disclosed or reserved against solely because they are judged not to be probable or reasonably possible to occur), and (iii) for Liabilities that (x) were incurred after September 28, 2002 in the ordinary course of business consistent with past practice and (y) individually and in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

          2.17 Absence of Changes. Since September 28, 2002, (i) there has not occurred a Material Adverse Effect with respect to the Company or any change, event or development that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on the Company and (ii) neither the Company nor any of its Subsidiaries has taken any action that would be prohibited under Sections 4.01 and 4.02 after the date of this Agreement.

          2.18 Estimated Allowed Secured Claims. As of the date hereof, the Company calculates in good faith that the aggregate amount of Allowed Secured Claims against the Debtors as of June 30, 2003 will be $443,000,000.

          2.19 Rights Agreement; Takeover Statutes. The Company has taken all actions required so that the rights agreement, dated as of December 3, 1997, as amended and restated, between the Company and Wachovia Bank, N.A., as rights agent, and any fair price, interested shareholder, controlled share or similar anti-takeover statute applicable to, or similar provisions of the Charter Documents of, the Company or any of its Subsidiaries are, and at the Closing Date will be, inapplicable to the execution and entering into of this Agreement and the consummation of the transactions contemplated hereby.

          2.20 Restricted Funds Trust. The assets of the Restricted Funds Trust consist only of (a) cash or cash equivalents and (b) intercompany claims to be resolved or satisfied in accordance with the Plan.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer represents and warrants to the Company as follows:

          3.01 Corporate Existence. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite power and authority to own, operate and lease its Assets and Properties and to carry on its business as presently conducted, except where the failure to be in good standing or to have such power and authority would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Buyer.

          3.02 Authority. Buyer has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement, and the performance by Buyer of its obligations hereunder, have been duly and validly authorized by all necessary corporate action of Buyer, and no other corporate action on the part of Buyer or its stockholders is necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and constitutes its legal, valid and binding obligation, enforceable against Buyer in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

          3.03 No Conflicts. The execution and delivery by Buyer of this Agreement does not, and the performance by Buyer of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Charter Documents of Buyer;

          (b) result in a violation or breach of any term or provision of any Law or Order applicable to Buyer, other than such violations or breaches (i) which would not, individually or in the aggregate, reasonably be expected to adversely affect the validity or enforceability of this Agreement or to have a Material Adverse Effect on Buyer, or (ii) as would occur solely as a result of the identity or the legal or regulatory status of the Company or any of its Affiliates; or

          (c) except as would not, individually or in the aggregate, reasonably be expected to adversely affect the ability of Buyer to consummate the transactions contemplated hereby or to perform its obligations hereunder, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Buyer, (i) result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require Buyer to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of,
(iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, or (v) result in the creation or imposition of any Lien upon Buyer under, any Contract to which Buyer is bound.

          3.04 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental Authority is required to be obtained or made by Buyer or its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except (i) for consents, approvals or actions of, and filings with or notice to, the Bankruptcy Court, (ii) for the necessary filings by Buyer or its Affiliates under the Exchange Act, the HSR Act or any antitrust or competition Law of any foreign jurisdiction applicable to the transactions contemplated by this Agreement and the expiration or earlier termination of the applicable waiting period(s) thereunder, and (iii) where the failure to obtain any such consent, approval or action, to make any such filing or to give any such notice, individually or in the aggregate, would not reasonably be expected to adversely affect the ability of Buyer to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder or to have a Material Adverse Effect on Buyer.

          3.05 Legal Proceedings. Other than the Reorganization Cases, there are no Actions or Proceedings pending or, to the Knowledge of Buyer, threatened against, relating to or affecting, Buyer which would reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

          3.06 Financing. Buyer has, and as of the Closing Date will have, sufficient cash and/or available credit facilities to fund the Purchase Price, to make any post-closing working capital adjustment payment required of it under
Section 1.05 and to make all other necessary payments of fees and expenses of Buyer in connection with the transactions contemplated by this Agreement.

                                   ARTICLE IV
                            COVENANTS OF THE COMPANY

          The Company covenants and agrees with Buyer that, at all times from and after the date hereof until the Closing, the Company will, and will cause each of its Subsidiaries to, comply with all covenants and provisions of this
Article IV.

          4.01 Conduct of Business. The Company shall, and shall cause its Subsidiaries to, operate the Company's business in the ordinary course of business consistent in all material respects with past practice. Without limiting the generality of the foregoing, except as contemplated by this Agreement or as set forth in Section 4.01 of the Company's Disclosure Schedule, the Company shall, and shall cause its Subsidiaries to:

          (a) use reasonable efforts to preserve intact the present business organization and reputation of the Company in all material respects, keep available (subject to dismissals and retirements in the ordinary course of business) the services of the key Employees and maintain the goodwill of key customers, suppliers and lenders and other Persons with whom the Company or any of its Subsidiaries has significant relationships;

          (b) subject to Section 4.02, maintain the Company's Assets and Properties that are material to the operation of and used in the Company's business in good working order and condition, ordinary wear and tear excepted;

          (c) maintain in effect property damage, liability and other insurance;

          (d) maintain in effect permits material to the operation of and used in the Company's business; and

          (e) make expenditures for advertising, capital expenditures and other capital items in amounts that are not materially different from the Company's past practices in the ordinary course of business.

          Notwithstanding the foregoing, nothing in this Section 4.01 shall require the Company to cause any Subsidiary of the Company that is not wholly owned to take or omit to take any action that would reasonably be foreseen to cause such Subsidiary to breach any Contract to which such Subsidiary is bound or require the Company to breach a fiduciary duty to other owners of equity interests in such Subsidiary.

          4.02 Certain Restrictions. Except as expressly provided for in this Agreement or as set forth in Section 4.02 of the Company's Disclosure Schedule, the Company will, and will cause its Subsidiaries to, refrain from:

          (a) other than in the ordinary course of business, acquiring or disposing of, or incurring any Lien on, any Assets and Properties used in, of, or related to the Company's business; provided, however, that the Company may, until the fifth Business Day prior to the Closing Date, continue to sell or otherwise dispose of (i) Assets and Properties not exceeding

$5,000,000 in net proceeds pursuant to the Bankruptcy Court's Order, dated January 17, 2002, establishing certain procedures for the sale of miscellaneous assets and (ii) Excluded Assets;

          (b) authorizing, issuing, selling or otherwise disposing of any shares of, or securities convertible into or exchangeable or exercisable for or any Option with respect to any shares of, capital stock or share capital of the Company or any of its Subsidiaries, or modifying or amending any right of any holder of outstanding shares of capital stock or share capital of or Option with respect to the Company or any of its Subsidiaries;

          (c) amending any Charter Documents of the Company or any of its Subsidiaries or taking any action with respect to any such amendment or any merger, consolidation, recapitalization, reorganization, liquidation or dissolution of the Company or any of its Subsidiaries;

          (d) other than in the ordinary course of business, entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to any Contract that is material to the Company's business, whether the contracting party thereto is the Company or any of its Subsidiaries;

          (e) other than in the ordinary course of business, purchasing, canceling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right under, any Liability of or owing to the Company or any of its Subsidiaries, or settling or compromising any litigation in an aggregate principal amount for all such actions exceeding $3,000,000 (the "Settlement Cap"); provided, however, that (i) the Company may continue to settle or compromise Claims, including litigation Claims, pursuant to the Bankruptcy Court's Order, dated September 23, 2002, establishing certain procedures for the settlement or compromise of certain Claims without further approval from the Bankruptcy Court and (ii) any Claims settled or compromised pursuant to such Order will not be included in the calculation of the Settlement Cap;

          (f) declaring, setting aside or paying any dividend or other distribution payable in cash, stock or property with respect to its capital stock or redeeming, repurchasing or otherwise acquiring any shares of its capital stock, other than those dividends or distributions by a direct or indirect subsidiary to its parent corporation;

          (g) incurring any indebtedness for money borrowed or issuing or selling any debt securities or warrants or rights to acquire any debt securities of the Company or any of its Subsidiaries, including indebtedness under the DIP Facility; provided, however, that nothing herein will prohibit or restrict the Company from increasing amounts under outstanding letters of credit or surety bonds or entering into new letters of credit or surety bonds, in each case in the ordinary course of business;

          (h) granting any material increase in the fringe benefits or compensation payable or to become payable by the Company or any of its Subsidiary to any executive Employee or director thereof;

          (i) adopting, amending or otherwise materially increasing, or accelerating the payment or vesting of the amounts payable or to become payable to any person who is an executive officer or director of the Company under any existing Benefit Plan, bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock appreciation right, restricted stock purchase, insurance, pension, retirement or other employee benefit plan, agreement or arrangement;

          (j) entering into or amending in any material respect any existing employment or severance agreement with, or, except in accordance with the existing written policies of the Company or existing contracts or agreements, granting any severance or termination pay to, any person who is an executive officer or director of the Company;

          (k) changing in any material respect the accounting principles used by it in effect as of the date hereof unless required by GAAP;

          (l)     entering into any collective bargaining agreement;

          (m) other than in the ordinary course of business consistent with past practice, making any Tax election, amending any Tax Return, settling any Tax Liability, making any Tax payment, or not retaining Books and Records with respect to Tax matters pertinent to the Company and its Subsidiaries related to any taxable period before the Closing Date; or

          (n)     entering into any Contract to do any of the foregoing.

          Notwithstanding the foregoing, nothing in this Section 4.02 shall require the Company to cause any Subsidiary of the Company that is not wholly owned to take or omit to take any action that would reasonably be foreseen to cause such Subsidiary to breach any Contract to which such Subsidiary is bound or require the Company to breach a fiduciary duty to other owners of equity interests in such Subsidiary.

          4.03 Affiliate Transactions. Prior to the Closing and except as provided herein or in the Plan, the Company will not, and will cause its Subsidiaries not to, engage in any transaction with any officer, director or Affiliate of the Company or any of its Subsidiaries outside the ordinary course of business. If requested by Buyer, the Company will use its commercially reasonable efforts to cooperate with Buyer in order to transfer to a newly created direct or indirect wholly owned Subsidiary of the Company, effective upon the Closing, assets that Buyer and the Company agree in good faith there is a business reason to segregate from other Company assets.

          4.04 No Solicitations. (a) From the date hereof to the time when a Successful Bidder is selected in accordance with the Bidding Procedures, except
(i) for actions expressly permitted by the Bidding Procedures, (ii) as permitted by Section 4.04(b) and (iii) for communications between the Company and its Representatives, on the one hand, and the creditors or creditors committee of the Company and their Representatives, on the other, which in the Company's good faith judgment are required for the proper administration of the Reorganization Cases and not inconsistent with the consummation of the transactions contemplated by this Agreement in accordance with its terms, the Company will not take, nor will it authorize or permit any of its Affiliates (or authorize or permit any of the Representatives acting for or on behalf of the Company or any of its Affiliates) to take, directly or indirectly, any action to solicit, negotiate, assist or otherwise knowingly facilitate (including by furnishing confidential information with respect to the Company or any of its Subsidiaries or permitting access to the Assets and Properties or Books and Records of the Company or any of its Subsidiaries) any offer or inquiry from any Person concerning an Alternative Transaction. If during such period the Company or any of its Affiliates (or any Representative acting for or on its behalf) receives from any Person any offer, inquiry or informational request referred to above, the Company will promptly advise such Person, by written notice, of the terms of this Section 4.04 and the Bidding Procedures and promptly, orally and in writing, advise Buyer of such offer, inquiry or request and deliver a copy of such notice to Buyer.

          (b) From the date hereof to the Affirmation Date, the Company may, and may authorize or permit any of its Affiliates or its or their Representatives to, discuss and negotiate the WLR Proposal with the proponent thereof and the proponent's Representatives and assist and otherwise facilitate the proponent and the proponent's Representatives in formulating and making definitive the WLR Proposal (including by providing confidential information with respect to the Company or any of its Subsidiaries or permitting access to the Assets and Properties or Books and Records of the Company or any of its Subsidiaries, subject to a confidentiality agreement as described in Section 4.04(c)(B)). The Company will keep Buyer promptly informed of the status and all material information with respect to the WLR Proposal and such discussions and negotiations, and will promptly provide Buyer with a copy of any material written amendment, supplement or other communication regarding the WLR Proposal.

          (c) Except as permitted by Section 4.04(b), subsequent to the selection of Buyer as the Successful Bidder in accordance with the Bidding Procedures, the Company will not take, nor will it authorize or permit any of its Affiliates (or authorize or permit any of the Representatives acting for or on behalf of the Company or any of its Affiliates) to take, directly or indirectly, any action to solicit, negotiate, assist or otherwise knowingly facilitate (including by furnishing information as described above) any offer or inquiry from any Person concerning an Alternative Transaction, except that the Board of Directors of the Company shall be entitled to furnish information to or enter into discussions or negotiations with any Person that makes a bona fide unsolicited written proposal for an Alternative Transaction thereafter, if and only to the extent that (A) the Bankruptcy Court issues an Order that the Board of Directors of the Company must do so, (B) the Company shall have entered into a confidentiality agreement with such Person having terms and conditions that, in the good faith judgment of the Company, are no more favorable to the Person or less favorable to the Company than the Confidentiality Agreement, (C) the Company shall have promptly provided Buyer with a copy of such Order and, prior to furnishing such information to, or entering into discussions or negotiations with, such Person, the Company shall have provided written notice to Buyer to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person, which notice shall identify such Person and the proposed terms of such Alternative Transaction in reasonable detail, and (D) the Company keeps Buyer promptly informed of the status and all material information with respect to any such discussions or negotiations. Nothing in this Section
4.04 shall permit the Company to terminate this Agreement (except as specifically provided in Article IX). It is agreed that any violation of the restrictions set forth in this Section

4.04 by any executive officer, director, investment banker, attorney or other adviser or representative of the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 4.04 by the Company.

          4.05 Access to Information. The Company shall, and shall cause each of its Subsidiaries and their respective officers, employees and other Representatives to, afford to Buyer and its Representatives reasonable access to its properties, books, contracts, commitments, personnel and records and shall, and shall cause each of its Subsidiaries and their respective officers, employees and Representatives to, furnish promptly to Buyer and its Representatives any and all information concerning its business, properties, financial condition, operations and personnel as Buyer may from time to time reasonably request; provided, however, that any such access and inspection will be provided during normal business hours under the supervision of the Company's personnel and in such a manner as to maintain the confidentiality of such information, this Agreement and the transactions contemplated hereby and not to interfere unreasonably with the business operations of the Company or its Subsidiaries. No investigation pursuant to this Section 4.05 shall affect any representations or warranties of the Company herein or the conditions to the obligations of the parties hereto.

          4.06 Pension Plan; Early Retirees Health Care Plan. Immediately following the Closing Date, the Company will, and will cause its Subsidiaries to, take all action necessary or appropriate, including obtaining approval of the Bankruptcy Court if required, to validly amend the Pension Plan and the Early Retirees Health Care Plan such that (a) no person who is not a participant in the Pension Plan or the Early Retirees Health Care Plan as of the effective date of the amendment may thereafter become a participant in the Pension Plan or the Early Retirees Health Care Plan, (b) no person is who is a participant in the Pension Plan or the Early Retirees Health Care Plan after the effective date of the amendment may thereafter make any further contribution to the Pension Plan or the Early Retirees Health Care Plan (other than premiums, in the case of the Early Retirees Health Care Plan) and (c) the premiums paid by participants of the Early Retirees Health Care Plan are adjusted as agreed between the Company and Buyer.

          4.07 Further Assurances. (a) Subject to the terms and conditions of this Agreement, the Company shall, and shall cause its Subsidiaries to, use all reasonable efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on the Company or its Subsidiaries with respect to this Agreement and the transactions contemplated hereby, and, subject to the conditions set forth in Article VIII hereof, to consummate the transactions contemplated by this Agreement as promptly as practicable, and (ii) to obtain (and to cooperate with Buyer to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Authority and any other Person that is required to be obtained by the Company or its Subsidiaries in connection with this Agreement and the other transactions contemplated hereby, and to comply with the terms and conditions of any such consent, authorization, order or approval.

          (b) Subject to the terms and conditions of this Agreement, the Company shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated hereby, including, without limitation, using all reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and using all reasonable efforts to defend any litigation, including any motion, seeking to enjoin, prevent or delay the consummation of the transactions contemplated hereby, including the entry of the Order requested by the Bidding Procedures Motion, the Order requested by the Auction Approval Motion, the Order approving the Disclosure Statement and the Confirmation Order, or seeking material damages.

          (c) Subject to the terms and conditions of this Agreement, the Company shall make or cause to be made any filings required by it or any of its Affiliates under any federal antitrust laws with respect to the transactions contemplated by this Agreement promptly and in any event within five Business Days after the date of this Agreement. The Company will also comply as soon as practicable with any request made by the U.S. Federal Trade Commission, the U.S. Department of Justice or any other Governmental Authority (each, an "Antitrust Authority") under any state or federal antitrust laws for additional information, documents or other materials of the Company or any of its Affiliates. The Company will use its reasonable best efforts to furnish all information, and will provide such reasonable assistance as Buyer may request, in order to make any filing or provide any information that may be required by law by any Antitrust Authority in connection with the transactions contemplated hereby. The Company will promptly inform Buyer of the status and substance of any communication with any Antitrust Authority regarding the transactions contemplated by this Agreement and any proposals to or from any Antitrust Authority regarding the transactions contemplated by this Agreement. The Company will not independently participate in any formal meeting, investigation or other inquiry with any Antitrust Authority without first giving Buyer notice of such meeting, investigation or inquiry and, to the extent permitted by such Antitrust Authority, the opportunity to attend and/or participate, and the Company will cooperate with Buyer in connection with any analysis, appearances, presentations, memoranda, briefs, arguments, opinions or proposals made or submitted on behalf of Buyer in connection with proceedings under any state or federal antitrust laws or any other related laws that is required for the consummation of the transactions contemplated by this Agreement.

          (d) Notwithstanding subsections (a), (b) and (c) of this section or any other provision of this Agreement to the contrary, in no event shall the Company or its Subsidiaries be required to agree to (i) any prohibition of or limitation on the ownership or operation by the Company or any of its Subsidiaries or affiliates of any portion of their respective businesses or assets, (ii) divest, hold separate or otherwise dispose of any portion of their respective businesses or assets, (iii) any limitation on the ability of the Company or its Subsidiaries to acquire or hold, or exercise full rights of ownership of, any Subsidiary Equity Interests, or (iv) any other limitation on the Company's or its Subsidiaries' ability to effectively control their respective businesses or operations.

                                    ARTICLE V
                         BANKRUPTCY AND OTHER COVENANTS

          In addition to the covenants set forth in Articles IV and VI, each of the Company and Buyer covenants and agrees that, at all times from and after the date hereof until the Closing, it will, and will cause each of its Subsidiaries to, comply with all covenants and provisions of this Article V.

          5.01 Bidding Procedures. Within two Business Days of the date of this Agreement, the Company will file in the Bankruptcy Court a motion substantially in the form of Exhibit B hereto (the "Bidding Procedures Motion") to seek approval (in substantially the form of the Order included in Exhibit B hereto) of (a) the bidding procedures set forth therein for the Auction of the Company and its Subsidiaries (the "Bidding Procedures"), (b) the provisions of this Agreement to be performed by the Company before the Closing (including the covenants of Article IV and this Article V), and (c) Sections 4.04, 9.01 and
9.02 of this Agreement (including the Termination Fee).

          5.02 Bankruptcy Court Filings. (a) Within two Business Days of the date of this Agreement, the Company shall, and shall cause each of the Debtor Subsidiaries to, file the Plan and the Disclosure Statement with the Bankruptcy Court, and thereafter the Company shall, and shall cause each of the Debtor Subsidiaries to, use their reasonable best efforts to obtain Bankruptcy Court approval of the Disclosure Statement and entry of the Confirmation Order as soon as reasonably practicable. The Plan and the Disclosure Statement shall include terms and conditions that effect the transactions contemplated by this Agreement upon the terms and subject to the conditions set forth herein, and shall not include any terms or conditions that are inconsistent with the terms and conditions set forth herein. Prior to the filing by any Debtor of the Plan, the Disclosure Statement, any amendment or supplement to the foregoing, or any motion or other pleading describing or affecting the transactions contemplated by this Agreement, with the Bankruptcy Court, the Company shall (i) provide a copy thereof to Buyer and its counsel, (ii) provide Buyer and its counsel a reasonable opportunity to review and comment on such document, amendment, supplement, motion or pleading and (iii) incorporate any reasonable comments of Buyer and its counsel into such document, amendment, supplement, motion or pleading. The Company shall provide to Buyer and to counsel for Buyer, on the same day as filing, copies of any and all pleadings filed by the Debtors with respect to the Reorganization Cases.

          (b) The Company shall, and shall cause each of the Debtor Subsidiaries to, ensure that the Disclosure Statement, as filed with the Bankruptcy Court, contains adequate information and otherwise complies with the Bankruptcy Code and other applicable Law. Buyer will cooperate with the Company in the Company's efforts to prepare and file the Plan and the Disclosure Statement, including by providing the Company with any necessary or appropriate information regarding Buyer required to be included in the Disclosure Statement. The Disclosure Statement shall contain the recommendation of the Board of Directors of the Company and of each other Debtor, in each case as of the date hereof and, subject to their respective fiduciary duties, the date thereof, that holders of Claims against or interests in the Debtors entitled to vote on the Plan vote to accept the Plan. Each party hereto shall promptly notify the other party if at any time before the Closing Date such party becomes aware that the Disclosure Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, the Company shall make the appropriate filings with the Bankruptcy Court regarding such misstatement or omission and take such other actions to address such misstatement or omission as required by the Bankruptcy Court.

          (c) If the Confirmation Order, the Order approving the Bidding Procedures Motion or any other Orders of the Bankruptcy Court relating to this Agreement, the Disclosure Statement or the Plan shall be appealed by any party (or a petition for certiorari, motion for rehearing, reargument, reconsideration or revocation, or other motion attacking the Order shall be filed with respect thereto), each party shall, and the Company shall cause the Debtor Subsidiaries to, take all such steps as may be reasonable and appropriate to defend against such appeal, petition or motion and to use reasonable best efforts to obtain an expedited resolution of any such appeal, petition or motion, in any such case with the objective of effecting the transactions contemplated by this Agreement upon the terms and subject to the conditions set forth herein.

          (d) Within two Business Days after the date of the Auction, if Buyer is selected as the Successful Bidder, the Company will file in the Bankruptcy Court a motion (the "Auction Approval Motion") to seek the findings by the Bankruptcy Court set forth in the form of the Order included as Exhibit C hereto, including the findings that the Company conducted the Auction and selected Buyer as the Successful Bidder in accordance with the Bidding Procedures, that the Auction was fair in substance and procedure, and that this Agreement, taking into consideration both the Auction and the WLR Proposal, constitutes the highest and best offer and proposal for the Company.

          (e) Buyer will not file any pleading or take any other action in the Bankruptcy Court with respect to this Agreement, the Plan or the consummation of the transactions contemplated hereby or thereby that is inconsistent with performing and carrying out the provisions of this Agreement in accordance with the terms and subject to the conditions herein; provided, however, that nothing contained in the foregoing will be construed to limit in any way Buyer's rights under this Agreement, including Buyer's rights under
Article IX of this Agreement, or to limit Buyer's rights to advocate for the approval of this Agreement and the Plan effectuating it and against any Alternative Transaction or Plan that does not effectuate this Agreement.

          5.03 Assumption of Contracts Between Execution and Closing. On or after the date of this Agreement, neither the Company nor any Debtor Subsidiary shall assume any employment agreement or other Benefit Plan providing for any payment (upon a change of control or otherwise) as a result of the Closing or effectiveness of the Plan or any other material Contract in the Reorganization Cases without the prior written consent of Buyer. Any cure costs associated with the assumption of Contracts, whether assumed before or after the date of this Agreement, shall be accrued and reflected on the Preliminary Balance Sheet and Final Balance Sheet to the extent not fully paid before the Closing Date and will be assumed and satisfied by the reorganized Company after the Closing Date in the ordinary course of business or as otherwise provided in the Confirmation Order or other Order of the Bankruptcy Court authorizing the assumption of Contracts; provided that any such other Order shall be in form and substance reasonably satisfactory to Buyer.

          5.04 Effects of the Plan. (a) Equity and Assets. Without limiting the provisions of Section 5.02(a) as to the requirements of the Plan, the Plan shall specifically provide that, and shall contemplate all necessary transfers, assumptions and other actions by the Debtors, such that, at or upon the Closing:

                  (i) Equity in the Company. The Company Shares shall constitute all of the issued and outstanding shares of capital stock of the Company and shall be duly and validly issued, fully paid and nonassessable, and there shall be no Options of any kind outstanding with respect to the capital stock of the Company;

                  (ii) Equity in Debtor Subsidiaries. All of the Subsidiary Equity Interests held by the Company or any direct or indirect Subsidiary of the Company in a Debtor Subsidiary shall be cancelled in exchange for newly issued equity interests in such Debtor Subsidiary, constituting all of the issued and outstanding equity interests in such Debtor Subsidiary, and there shall be no Options of any kind outstanding with respect to any Subsidiary Equity Interests in a Debtor Subsidiary;

                  (iii) Assumed Contracts. The only Contracts under which the Company or any Debtor Subsidiary shall have any Liability shall be those Contracts that (x) have been entered into by the Company or such Debtor Subsidiary after the Petition Date, or (y) have been assumed by the Company or such Debtor Subsidiary prior to the date of this Agreement pursuant to an Order of the Bankruptcy Court listed on
          Section 5.04(a)(iii) of the Company's Disclosure Schedule, or (z) are assumed by the Company or such Debtor Subsidiary in accordance with
          Section 5.03 (collectively, the "Assumed Contracts"); and

                  (iv)   Business Assets and Properties. Except as set forth in
          Section 5.04(a)(iv) of the Company's Disclosure Schedule, all Assets and Properties owned, leased or held by the Company or any Debtor Subsidiary, as such Assets and Properties shall exist on the Closing Date, shall be revested in the Company or Debtor Subsidiary and shall be owned, leased or held by the Company or such Debtor Subsidiary, free and clear of all Liens other than as permitted by the Plan.

          (b) Liabilities. Without limiting the provisions of Section 5.02(a) as to the requirements of the Plan, the Plan shall specifically provide that, and shall contemplate all necessary transfers, assumptions and other actions such that:

                  (i) At or upon the Closing, all Liabilities of the Company and each of the Debtor Subsidiaries (including Liabilities related to environmental and Tax Laws) shall be discharged by the Plan to the full extent a discharge could be granted to a non-individual operating Chapter 11 debtor with the maximum right to discharge under Section 1141 of the Bankruptcy Code or any other provision of the Bankruptcy Code, other than as provided in the Plan;

                  (ii) From and after the Closing, all parties in interest whose claims against the Company or a Debtor Subsidiary are discharged by the Plan shall have no recourse against the Company or any Debtor Subsidiary or any of their respective Assets and Properties for any consideration of any nature whatsoever for such discharged claim, or for any resolution of any disputes relating to or arising from such discharged claim;

                  (iii) At or upon the Closing, there shall be no non-current Liabilities of the Company or any Debtor Subsidiary of a nature required by GAAP to be accrued, disclosed or reserved against in the Company's consolidated financial statements, except for such Liabilities as are not discharged by the Plan; and

                  (iv) To the maximum extent permitted by applicable Law, at or upon the Closing, Buyer, the Debtors and their respective directors, officers, agents, attorneys, affiliates, employees and other representatives are released and exculpated from any and all Liabilities based on, arising from, or related to the negotiation or preparation of the Plan and this Agreement, the conduct of the Auction, or the conduct and administration of the Reorganization Cases in any other respect, except to the extent that any such Liability arises solely from fraudulent or willful misconduct and except that nothing in such provision of the Plan shall impair Buyer's rights to enforce any provision of this Agreement to be performed on or after the Closing Date.

          5.05 Letters of Credit and Surety Bonds. The parties will cooperate to, effective as of the Closing, obtain substitutions for, or (if allowed by the lender(s) under the DIP Facility) secure back-to-back arrangements with respect to, the outstanding letters of credit issued under the DIP Facility and the Company's outstanding surety bonds, including any replacements thereof and any other letters of credit issued under the DIP Facility and surety bonds arising in the ordinary course of business subsequent to the date of this Agreement.

                                   ARTICLE VI
                               COVENANTS OF BUYER

          Buyer covenants and agrees with the Company that, at all times from and after the date hereof until the Closing, Buyer will comply with all covenants and provisions of this Article VI.

          6.01 Further Assurances. (a) Subject to the terms and conditions of this Agreement, Buyer shall use all reasonable efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on Buyer with respect to this Agreement and the transactions contemplated hereby, and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement as promptly as practicable, and (ii) to obtain (and to cooperate with the Company and its Subsidiaries to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Authority and any other Person that is required to be obtained by Buyer in connection with this Agreement and the other transactions contemplated hereby, and to comply with the terms and conditions of any such consent, authorization, order or approval.

          (b) Subject to the terms and conditions of this Agreement, Buyer shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated hereby, including, without limitation, using all reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and using all reasonable efforts to defend any litigation seeking to enjoin, prevent or delay the consummation of the transactions contemplated hereby or seeking material damages.

          (c) Subject to the terms and conditions of this Agreement, Buyer shall make or cause to be made any filings required by it or any of its Affiliates under any federal antitrust laws with respect to the transactions contemplated by this Agreement promptly and in any event within five Business Days after the date of this Agreement. Buyer will also comply as soon as practicable with any request made by any Antitrust Authority under any state or federal antitrust laws for additional information, documents or other materials of Buyer or any of its Affiliates. Buyer will use its reasonable best efforts to furnish all information, and will provide such reasonable assistance as the Company may request, in order to make any filing or provide any information that may be required by law by any Antitrust Authority in connection with the transactions contemplated hereby. Buyer will promptly inform the Company of the status and substance of any communication with any Antitrust Authority regarding the transactions contemplated by this Agreement and any proposals to or from any Antitrust Authority regarding the transactions contemplated by this Agreement. Buyer will not independently participate in any formal meeting, investigation or other inquiry with any Antitrust Authority without first giving the Company notice of such meeting, investigation or inquiry and, to the extent permitted by such Antitrust Authority, the opportunity to attend and/or participate, and Buyer will cooperate with the Company in connection with any analysis, appearances, presentations, memoranda, briefs, arguments, opinions or proposals made or submitted on behalf of the Company in connection with proceedings under any state or federal antitrust laws or any other related laws that is required for the consummation of the transactions contemplated by this Agreement.

          (d) Notwithstanding subsections (a), (b) or (c) of this section or any other provision of this Agreement to the contrary, in no event shall Buyer be required to agree to (i) any prohibition of or limitation on the ownership or operation by Buyer, the Company or any of its Subsidiaries or affiliates of any portion of their respective businesses or assets, (ii) divest, hold separate or otherwise dispose of any portion of its or their respective businesses or assets, (iii) any limitation on the ability of Buyer, the Company or its Subsidiaries, as the case may be, to acquire or hold, or exercise full rights of ownership of, the Company Shares and any Subsidiary Equity Interests, or (iv) any other limitation on Buyer's, the Company's or its Subsidiaries' ability to effectively control their respective businesses or operations.

          6.02 Employee Matters. (a) Except as provided in Section 4.06 with respect to the Pension Plan and the Early Retirees Health Care Plan, Section 6.02(b) with respect to employment agreements of certain executives of the Company and Section 6.02(c) with respect to the Company's supplemental executive retirement plan, for purposes of all employee benefit plans (as defined in Section 3(3) of ERISA) and other employment agreements, arrangements and policies of the Company or its Subsidiaries under which an employee's benefits (including for purposes of determining entitlement to vacation, severance and other benefits) depend, in whole or in part, on length of service, credit will be given to current employees of the Company or its Subsidiaries for service with the Company or its Subsidiaries prior to the Closing Date; provided that such crediting of service does not result in duplication of benefits. Buyer shall, and shall cause the Company and its Subsidiaries to, honor in accordance with their terms all employee benefit plans (as defined in Section 3(3) of ERISA) and the other Benefit Plans; provided, however, that Buyer, the Company, or its Subsidiaries may amend, modify or terminate any Benefit Plan in accordance with its terms and applicable law; provided, further, that, for a period of at least two years after the Closing Date, no such amendment, modification or termination shall result in compensation (including salary or wage rate, as applicable, and bonus opportunity) and benefits to the employees of the Company or its Subsidiaries that are less favorable, in the aggregate, than the compensation and benefits that are provided to them immediately prior to the Closing Date.

          (b) As of the Closing Date, Buyer shall enter into new employment agreements with the executives of the Company identified by the Company to Buyer and agreed to by Buyer prior to the date of this Agreement in accordance with the terms provided on Schedule 6.02(b) of the Company's Disclosure Schedule; provided, however, that with respect to each such executive, (i) he or she remains an executive of the Company from the date hereof through the Closing Date and (ii) prior to or contemporaneously with the execution of such new employment agreement, he or she agrees in writing (A) to the termination of, and waives in writing any rights under, any previous employment agreement with the Company and (B) that Buyer's acquisition of the Company pursuant to the terms hereof does not constitute a "Change of Control" as that term is defined under such new employment agreement.

          (c) As of the Closing Date, Buyer shall offer a new supplemental executive retirement plan to the executives of the Company identified by the Company to Buyer and agreed to by Buyer prior to the date of this Agreement in accordance with the terms provided on Schedule 6.02(c) of the Company's Disclosure Schedule; provided, however, that with respect to each such executive, (i) he or she remains an executive of the Company from the date hereof through the Closing Date, and (ii) prior to or contemporaneously with the effective date of such new supplemental executive retirement plan, he or she agrees in writing (A) to reduce the benefits to be received under such new supplemental executive retirement plan by the amount of any benefits actually received pursuant to the Plan under any previous supplement executive retirement plan of the Company so as to prevent the double-counting of benefits and (B) that Buyer's acquisition of the Company pursuant to the terms hereof does not constitute a "Change of Control" as that term is defined under such new supplemental executive retirement plan.

          6.03 Indemnification. (a) From and after the Closing Date, Buyer shall, and shall cause the Company to, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes such prior to the Closing Date, an officer or director of the Company or any of its Subsidiaries or a Company-designated officer or director of a joint venture in which the Company participates (the "Indemnified Parties") against (i) any and all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), fines, liabilities or judgments or amounts that are paid in settlement with the approval of Buyer (which approval shall not be unreasonably withheld or delayed) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was an officer or director of the Company, such Subsidiary or such joint venture, whether pertaining to any action or omission existing or occurring at or prior to the Closing Date and whether asserted or claimed prior to, or at or after, the Closing Date ("Indemnified Liabilities"), and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby; provided, however, that such indemnification shall not be applicable to any claims made against the Indemnified Parties to the extent that a nonappealable judgment or other final adjudication established that (A) their acts or omissions were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so deliberated or (B) the liability arose out of, based upon or attributable to the gaining in fact of any financial profit or other advantage to which they were not legally entitled. Buyer or the Company shall pay all expenses of each Indemnified Party in advance of the final disposition of any such action or proceeding to the fullest extent permitted by law. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party after the Closing Date,
(i) the Indemnified Parties may retain counsel reasonably satisfactory to them and Buyer, (ii) Buyer or the Company shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, and (iii) Buyer and the Company shall use all reasonable efforts to assist and cooperate in the vigorous defense of any such matter; provided that
(i) neither Buyer nor the Company shall be liable for any settlement of any claim effected without the written consent of Buyer, which consent, however, shall not be unreasonably withheld or delayed and (ii) neither Buyer nor the Company shall settle any claim without the written consent of the applicable Indemnified Party, which consent, however, shall not be unreasonably withheld or delayed, unless (A) Buyer or the Company undertakes to unconditionally and irrevocably indemnify the applicable Indemnified Party with respect to the subject matter of the proposed settlement or (B) the settlement provides for an unconditional and irrevocable release of the Indemnified Party without any payment by or obligation of the Indemnified Party. Any Indemnified Party wishing to claim indemnification under this Section 6.03, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Buyer and the Company (but the failure so to notify Buyer and the Company shall not relieve Buyer and the Company from any liability which they may have under this Section
6.03 except to the extent such failure materially prejudices Buyer or the Company). The Indemnified Parties as a group may retain only one law firm (in addition to local counsel if reasonably required) to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. To the extent any Indemnified Party is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, Buyer or the Company shall reimburse such Indemnified Party for all its expenses in bringing and pursuing such action.

          (b) In the event Buyer or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provisions shall be made so that the continuing or surviving entity or transferee, as appropriate, shall assume the obligations set forth in this Section 6.03.

          (c) Sections 6.03(a) and (b) are intended to be for the benefit of, and will be enforceable by, the Indemnified Parties and their respective successors and heirs, and are in addition to, and not in substitution for, any other rights that an Indemnified Party may have by contract or otherwise.

                                   ARTICLE VII
                       CONDITIONS TO OBLIGATIONS OF BUYER

          The obligation of Buyer hereunder to consummate the transactions contemplated hereby is subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Buyer in its sole discretion):

          7.01 Representations and Warranties. The representations and warranties made by the Company in this Agreement, other than in Section 2.18, shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by reference to materiality or Material Adverse Effect, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Closing Date as though made on and as of the Closing Date.

          7.02 Performance. The Company shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Agreement to be performed or complied with by the Company at or before the Closing.

          7.03 Closing Certificates. The Company shall have delivered to Buyer a certificate, dated the Closing Date and executed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company, substantially in the form and to the effect of Exhibit D hereto, and a certificate, dated the Closing Date and executed by the Secretary of the Company, substantially in the form and to the effect of Exhibit E hereto.

          7.04 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by the Plan or this Agreement.

          7.05 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental Authority set forth on
Section 7.05 of the Company's Disclosure Schedule shall have been obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental Authority with respect thereto, including under the HSR Act, shall have occurred, in each case without limitation, condition or restriction that would materially adversely affect the ability of Buyer to own, control, or operate the Company, its Subsidiaries, and their respective Assets and Properties as owned, controlled and operated by the Company and its Subsidiaries prior to the Closing or that would require Buyer or any of its Subsidiaries or Affiliates to agree to or be bound by any limitation referred to in Section 6.01(d).

          7.06 Confirmation Order. The Confirmation Order, in a form providing for the effectuation of all the transactions contemplated by this Agreement in accordance with the terms and provisions hereof, shall have been entered by the Bankruptcy Court, at least ten days shall have passed since the entry of such order, such order shall not be subject to any stay, appeal or motion for rehearing, reargument, reconsideration or revocation, and all conditions to the effectiveness of the Plan (or the occurrence of the Effective Date as defined in the Plan) shall have been satisfied or duly waived in accordance with the Plan.

          7.07 Deliveries. The Company shall have issued and/or delivered to Buyer certificates representing the Company Shares, and the Debtor Subsidiaries shall have issued certificates or other evidence of the applicable Subsidiary Equity Interests to their respective parent entities.

          7.08 Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to the Company.

          7.09 Bankruptcy Proceedings. The Plan shall be as set forth as Exhibit F hereto, and the Confirmation Order shall contain provisions that are satisfactory to Buyer in its reasonable judgment for the effectuation of the transactions contemplated by this Agreement in accordance with the terms and provisions hereof.

          Notwithstanding the foregoing, Buyer's obligations to consummate the transactions contemplated hereby shall not be relieved by the failure of any of the foregoing conditions if such failure is the result, direct or indirect, of any breach by Buyer of its material obligations under this Agreement with respect to the transactions contemplated hereby.

                                  ARTICLE VIII
                    CONDITIONS TO OBLIGATIONS OF THE COMPANY

          The obligation of the Company hereunder to consummate the transactions contemplated hereby is subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Company in their sole discretion):

          8.01 Representations and Warranties. The representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by reference to materiality or Material Adverse Effect, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Closing Date as though made on and as of the Closing Date.

          8.02 Performance. Buyer shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Buyer at or before the Closing.

          8.03 Closing Certificates. Buyer shall have delivered to the Company a certificate, dated the Closing Date and executed on behalf of Buyer by the Chief Executive Officer or Chief Financial Officer of Buyer, substantially in the form and to the effect of Exhibit G hereto.

          8.04 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by the Plan or this Agreement.

          8.05 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental Authority set forth on
Section 7.05 of the Company's Disclosure Schedule shall have been obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental Authority with respect thereto, including under the HSR Act, shall have occurred.

          8.06 Confirmation Order. The Confirmation Order, in a form providing for effectuation of all the transactions contemplated by this Agreement in accordance with the terms and provisions hereof, shall have been entered by the Bankruptcy Court, at least ten days shall have passed since the entry of such order, such order shall not be subject to any stay, appeal or motion for rehearing, reargument, reconsideration of revocation and all conditions to the effectiveness of the Plan (or the occurrence of the Effective Date as defined in the Plan) shall have been satisfied or duly waived in accordance with the Plan.

          Notwithstanding the foregoing, the Company's obligations to consummate the transactions contemplated hereby shall not be relieved by the failure of any of the foregoing conditions if such failure is the result, direct or indirect, of any breach by the Company of its material obligations under this Agreement, the Plan or the Confirmation Order with respect to the transactions contemplated hereby.

                                   ARTICLE IX
                                   TERMINATION

          9.01 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Closing Date:

          (a)     By mutual written agreement of the parties hereto;

          (b) By the Company or Buyer upon notification to the non-terminating party by the terminating party:

                  (i) at any time after July 30, 2003 (the "Termination Date"), if the Closing shall not have been consummated on or prior to such date and such failure is not caused by a breach of this Agreement by the terminating party;

                  (ii) if there has been a material breach of any representation, warranty, covenant, agreement or obligation (or any breach of any representation or warranty that is qualified by its terms by reference to materiality or Material Adverse Effect) on the part of the non-terminating party and such breach is not curable or, if curable, has not been cured within fifteen Business Days following receipt by the non-terminating party of notice of such breach from the terminating party;

                  (iii) if (A) any court of competent jurisdiction (other than the Bankruptcy Court) or other competent Governmental Authority (other than the Bankruptcy Court) shall have issued an Order which has become final and nonappealable or (B) any Law (other than the Bankruptcy
          Code) shall be in effect, in either case restricting or restraining in a material manner or enjoining or otherwise prohibiting or making illegal the effectuation of the transactions contemplated by this Agreement; or

                  (iv) if the Bankruptcy Court shall have issued an Order (including an Order denying confirmation of the Plan) which has become final and nonappealable restricting or restraining in a material manner or enjoining or otherwise prohibiting or making illegal the effectuation of any of the transactions contemplated by this Agreement;

          (c) By Buyer (i) at any time during the three Business Days commencing on February 27, 2003 if the Bankruptcy Court has not issued the Order requested by the Bidding Procedures Motion (as such proposed Order may be amended by the agreement of Buyer and the Company) or (ii) if after such Order is entered, the Order shall be appealed by any party (or a petition for certiorari, motion for rehearing, reargument, reconsideration or revocation, or other motion attacking the Order shall be filed with respect thereto), then at any time until such Order is affirmed or such petition or motion is denied and, in either case, is subject to no further appeal, petition or motion;

          (d) By Buyer at any time during the three Business Days commencing on May 15, 2003 if the Bankruptcy Court has not issued the Order requested by the Auction Approval Motion (as such proposed Order may be amended by the agreement of Buyer and the Company) and an Order approving the Disclosure Statement;

          (e) By Buyer if the Bankruptcy Court has not entered the Confirmation Order (approving the Plan in a form providing, to Buyer's satisfaction in its reasonable judgment, for the effectuation of all the transactions contemplated by this Agreement in accordance with the terms and provisions hereof), on or before June 30, 2003;

          (f) By Buyer or the Company if the Bankruptcy Court confirms a plan of reorganization for the Debtors that does not contemplate the transactions contemplated by this Agreement;

          (g) By Buyer or the Company if the Bankruptcy Court approves or the Company enters into any agreement for an Alternative Transaction (other than a confidentiality agreement pursuant to the Bidding Procedures or a confidentiality agreement as described in Section 4.04) or if the Board of Directors of the Company adopts resolutions accepting, approving or recommending the WLR Proposal; or

          (h) By (i) Buyer or the Company if a Person other than Buyer is the Successful Bidder in the Auction, or (ii) Buyer if (A) the Board of Directors of the Company has not, by the close of business two Business Days after the Auction, adopted resolutions (the "Affirmation Resolutions") identifying, affirming and approving Buyer as the Successful Bidder in the Auction and as the "Buyer" under the Plan (the date of such resolutions, the "Affirmation Date"), (B) following the Affirmation Date, the Affirmation Resolutions do not remain in full force and effect or (C) following the Affirmation Date, the Company takes any action inconsistent with the Affirmation Resolutions (except as permitted by Section 4.04(c)).

          9.02 Effect of Termination. (a) If this Agreement is validly terminated pursuant to Section 9.01, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of any party hereto (or its respective Representatives or Affiliates), except that (i) the provisions with respect to expenses in Section 11.04 and the provisions of this
Article IX will continue to apply following any such termination, and (ii) nothing contained in this Agreement will relieve any party from any Liability for any material breach prior to such termination of such party's representations, warranties, covenants or agreements set forth in this Agreement. The termination of this Agreement will not affect the Confidentiality Agreement, which will continue in full force and effect.

          (b) If, following the entry by the Bankruptcy Court of an Order approving the Bidding Procedures Motion (and notwithstanding any appeal, petition or motion referred to in Section 9.01(c)(ii)), (i) Buyer shall have terminated this Agreement pursuant to Sections 9.01(b)(ii), 9.01(d), 9.01(e) or 9.01(h)(ii), or (ii) Buyer or the Company shall have terminated this Agreement pursuant to Sections 9.01(b)(i), 9.01(b)(iv), 9.01(f), 9.01(g) or 9.01(h)(i), or
(iii) the Company shall have terminated this Agreement in violation of the terms of this Agreement, then the Company shall pay to Buyer a termination fee of $14,000,000 (the "Termination Fee"), which amount will be deemed to include any and all costs and expenses incurred by Buyer in connection with this Agreement and the transactions contemplated hereby; provided, however, that the Termination Fee will not be paid if Buyer terminates this Agreement pursuant to
Section 9.01(b)(ii) due to the occurrence of (i) a Material Adverse Effect on the Company that does not arise from any misconduct of the Company or any breach of this Agreement by the Company or (ii) a Material Adverse Effect on the Company resulting from any acts of God, fires, floods, freight embargos, earthquakes, volcanic actions or civil disturbances, in any such case that does not arise from any misconduct of the Company or any breach of this Agreement by the Company. Any fee payable under this Section 9.02(b) shall be paid immediately to Buyer upon termination by wire transfer of immediately available funds of the Company.

                                    ARTICLE X
                                   DEFINITIONS

          10.01 Definitions. (a) Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

          "Accounting Firm" shall mean (a) Deloitte & Touche LLP, (b) Ernst & Young LLP, or (c) KPMG LLP.

          "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental Authority investigation.

          "Affiliate" means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise.

          "Affirmation Date" has the meaning ascribed to it in Section 9.01(h).

          "Affirmation Resolutions" has the meaning ascribed to it in Section 9.01(h).

          "Agreement" means this Stock Purchase and Sale Agreement and the exhibits hereto (including the Bidding Procedures Motion and Auction Approval Motion), the Company's Disclosure Schedule, and the certificates delivered in accordance with Sections 7.03 and 8.03, as the same shall be amended from time to time.

          "Allowed Secured Claims" means the total allowed secured Claims against the Debtors in Class 2 or Class 3 under the Plan to be paid pursuant to the Plan as set forth on the Allowed Secured Claims Schedule, which shall consist only of (i) principal and interest outstanding under the Secured Credit Agreement not to exceed $434,000,000, (ii) secured hedge and swap obligations not to exceed $3,100,000, (iii) secured property tax claims not to exceed $4,400,000, (iv) secured mechanic's liens not to exceed $250,000 and (v) secured professional fees relating to the Secured Credit Agreement.

          "Allowed Secured Claims Schedule" has the meaning ascribed to it in
Section 1.04.

          "Alternative Transaction" means (a) any proposal or offer (including, without limitation, any proposal or offer to the Debtors' creditors) with respect to a merger, consolidation or other business combination including the Company or any of its Subsidiaries, or any acquisition or similar transaction (including, without limitation, a tender or exchange offer for debt or equity) involving the purchase of (i) all or a substantial part of the Assets and Properties of the Company or its Subsidiaries ("substantial part" meaning at least 25% by book value of the Company's consolidated assets), (ii) 25% or more of the outstanding capital stock of or secured claims against the Company or
(iii) 25% or more of the outstanding shares of the capital stock of or secured claims against its Subsidiaries, other than the transactions contemplated by this Agreement, and (b) the WLR Proposal.

          "Antitrust Authority" has the meaning ascribed to it in Section
4.07(c).

          "Approval Notice" has the meaning ascribed to it in Section 1.05(b).

          "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, wherever situated and by whomever possessed), including the goodwill related thereto, operated, owned or leased by such Person.

          "Assumed Administrative Claims" means those allowed administrative claims to be assumed by the Reorganized Debtors on the Effective Date pursuant to Sections III.A.1.c and III.A.1.d of the Plan.

          "Assumed Contracts" has the meaning ascribed to it in Section 5.04(a)(iii).

          "Auction" has the meaning ascribed to it in the Bidding Procedures.

          "Auction Approval Motion" has the meaning ascribed to it in Section 5.02(d).

          "Audited Financial Statements" has the meaning ascribed to it in
Section 2.07(b).

          "Bankruptcy Code" has the meaning ascribed to it in the forepart of this Agreement.

          "Bankruptcy Court" has the meaning ascribed to it in the forepart of this Agreement.

          "Benefit Plans" has the meaning ascribed to it in Section 2.10(a).

          "Bidding Procedures" has the meaning ascribed to it in Section 5.01.

          "Bidding Procedures Motion" has the meaning ascribed to it in Section 5.01.

          "Books and Records" means books of account, minute books, stock record books and other similar business records.

          "Business Day" means a day other than Saturday, Sunday or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

          "Buyer" has the meaning ascribed to it in the forepart of this Agreement.

          "CERCLA" has the meaning ascribed to it in Section 2.12(a).

          "Charter Documents" means such Person's certificate or articles of incorporation, memorandum and articles of association, by-laws, limited liability company operating agreement, and other comparable constituent, charter or organizational documents, as applicable in such Person's jurisdiction of formation.

          "Claims" means any claim against any Debtor, as "claim" is defined in Bankruptcy Code Section 101(5).

          "Closing" has the meaning ascribed to it in Section 1.03(a).

          "Closing Date" has the meaning ascribed to it in Section 1.03(a).

          "Closing Financials" has the meaning ascribed to it in Section
1.05(a).

          "Code" means the Internal Revenue Code of 1986.

          "Company" has the meaning ascribed to it in the forepart of this Agreement.

          "Company Accounting Principles and Policies" has the meaning ascribed to it in Section 1.04.

          "Company's Disclosure Schedule" has the meaning ascribed to it in the preamble to Article II.

          "Company SEC Documents" means the Company's annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, but does not include any exhibits attached thereto, filed with the SEC and publicly available on or after January 1, 2002 and prior to the date of this Agreement, as amended to the date of this Agreement.

          "Company SEC Reports" has the meaning ascribed to it in Section
2.07(a).

          "Company Shares" has the meaning ascribed to it in Section 1.01.

          "Confidentiality Agreement" means the agreement entered into between Buyer and the Company regarding certain confidential information to be provided to Buyer by or on behalf of the Company in connection with the transactions contemplated hereby.

          "Confirmation Date" has the meaning ascribed to it in the forepart of this Agreement.

          "Confirmation Order" has the meaning ascribed to it in the forepart of this Agreement.

          "Contract" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract.

          "Debtors" has the meaning ascribed to it in the forepart of this Agreement.

          "Debtor Subsidiaries" has the meaning ascribed to it in the forepart of this Agreement.

          "DIP Facility" means the debtor-in-possession financing facility, dated as of December 12, 2001, among the Company and the various financial institutions named as lenders therein, as amended from time to time.

          "Disclosure Statement" has the meaning ascribed to it in the forepart of this Agreement.

          "Disputed Items" has the meaning ascribed to it in Section 1.05(b).

          "Dispute Notice" has the meaning ascribed to it in Section 1.05(b).

          "Dispute Period" has the meaning ascribed to it in Section 1.05(b).

          "Distribution Trust" means the trust established pursuant to the Plan to distribute funds to creditors of the Debtors following the Closing in accordance with the Plan.

          "Distribution Trust Representative" means the representative of the Distribution Trust as established under the Plan.

          "Early Retirees Health Care Plan" means the Company's health care plan for Employees electing early retirement as in effect as of the date hereof.

          "Effective Date" means the date the Plan becomes effective.

          "Employee" means each employee, officer or consultant of the Company or any of its Subsidiaries.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Escrow Agent" has the meaning ascribed to it in Section 1.03(b).

          "Escrow Agreement" has the meaning ascribed to it in Section 1.03(b).

          "Escrow Amount" means the amount equal to the greater of (i) $40,000,000 and (ii) the amount, if any, by which the Preliminary Pre-Closing Working Capital as reflected on the Preliminary Pre-Closing Working Capital
Schedule is less than negative $102,949,000 (i.e., total current liabilities are more than $102,949,000 greater than total current assets).

          "Escrow Determination Date" has the meaning ascribed to it in Section 1.05(d).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Excluded Assets" has the meaning ascribed to it in Section 1.07.

          "Excluded Assets Aggregate Net Proceeds" has the meaning ascribed to it in Section 1.07.

          "Final Balance Sheet" has the meaning ascribed to it in Section
1.05(a).

          "Final Pre-Closing Working Capital" has the meaning ascribed to it in
Section 1.05(a).

          "Final Pre-Closing Working Capital Schedule" has the meaning ascribed to it in Section 1.05(a).

          "GAAP" means United States generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

          "Governmental Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

          "HSR Act" means Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the rules and regulations promulgated thereunder.

          "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

          "Indemnified Liabilities" has the meaning ascribed to it in Section 6.03(a).

          "Indemnified Parties" has the meaning ascribed to it in Section
6.03(a).

          "Independent Accountant" has the meaning ascribed to it in Section 1.05(b).

          "Independent Accountant Schedule" has the meaning ascribed to it in
Section 1.05(b).

          "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, copyrights and copyright rights, processes, formulae, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

          "IRS" means the United States Internal Revenue Service.

          "Knowledge of Buyer" means the actual knowledge of the executive officers of Buyer.

          "Knowledge of the Company" and "Known to the Company" mean the actual knowledge of the executive officers of the Company.

          "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental Authority.

          "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

          "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

          "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the financial condition, business, liabilities, assets or results of operations of such Person and its Subsidiaries, taken as a whole, except to the extent resulting from (i) any changes in general United States or global economic conditions, (ii) any changes in general economic conditions in industries in which the Person operates which changes do not affect Buyer or the Company, as the case may be, disproportionately relative to other entities operating in such industries, (iii) any decline in the market price of the common stock of such Person and (iv) any acts of terrorism or war (whether against a nation or otherwise).

          "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right, swap, hedge, derivative or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of, or any membership interest, ownership interest or other equity interest in, such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of, or any membership interest, ownership interest or other equity interest in, such Person or (ii) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of, or any membership interest, ownership interest or other equity interest in, such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors, managers or officers of such Person or the manner in which any shares of capital stock of such Person are voted or that reduces the risk of ownership of any security of any such Person or, in the case such Person is a limited liability company, to act as, or enjoy the rights of, a member of such Person.

          "Order" means any writ, judgment, decree, injunction or similar order of any Governmental Authority (in each such case whether preliminary or final).

          "Pension Plan" means the Company's defined benefit pension plan as in effect as of the date hereof.

          "Person" means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental Authority.

          "Petition Date" has the meaning ascribed to it in the forepart of this Agreement.

          "Plan" has the meaning ascribed to it in the forepart of this Agreement.

          "Preliminary Balance Sheet" has the meaning ascribed to it in Section 1.04.

          "Preliminary Pre-Closing Working Capital" has the meaning ascribed to it in Section 1.04.

          "Preliminary Pre-Closing Working Capital Schedule" has the meaning ascribed to it in Section 1.04.

          "Priority Tax Claim" has the meaning ascribed to it in the Plan.

          "Purchase Price" has the meaning ascribed to it in Section 1.02.

          "Regulation" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations are amended from time to time.

          "Reorganization Cases" has the meaning ascribed to it in the forepart of this Agreement.

          "Reorganized Debtors" means the Debtors on and after the Effective
Date.

          "Representatives" with respect to any Person means such Person and its officers, employees, counsel, accountants, financial advisors, consultants and other representatives.

          "Resolution Period" has the meaning ascribed to it in Section 1.05(b).

          "Restricted Funds" has the meaning ascribed to it in Section 1.02.

          "Restricted Funds Schedule" has the meaning ascribed to it in Section 1.06.

          "Restricted Funds Trust" has the meaning ascribed to it in Section
1.02.

          "SEC" means Securities and Exchange Commission.

          "Secured Credit Agreement" means the Company's secured amended bank credit agreement, dated as of December 5, 2000.

          "September Balance Sheet" means the consolidated balance sheet of the Company, as of September 28, 2002, included in the Company's annual report on Form 10-K for the fiscal year ended September 28, 2002.

          "Settlement Cap" has the meaning ascribed to it in Section 4.02(e).

          "Sold Excluded Assets Schedule" has the meaning ascribed to it in
Section 1.07.

          "Subsidiary" with respect to an entity means any Person in which such entity, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than 50% of either the equity interests in, or the voting control of, such Person.

          "Subsidiary Equity Interests" has the meaning ascribed to it in
Section 2.04(b).

          "Successful Bidder" has the meaning ascribed to it in the Bidding Procedures.

          "Taxes" means any and all taxes, fees, levies, duties, tariffs, import and other similar charges imposed by any taxing authority, together with any related interest, penalties or other additions to tax or additional amounts imposed by any taxing authority, and without limiting the generality of the foregoing, shall include net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, franchise, profits, license, transfer, recording, escheat, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profit, environmental, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever.

          "Tax Returns" means all returns, reports and forms required to be filed with a Governmental Authority with respect to Taxes.

          "Termination Date" has the meaning ascribed to it in Section
9.01(b)(i).

          "Termination Fee" has the meaning ascribed to it in Section 9.02(b).

          "WLR Proposal" means the proposal submitted by WL Ross & Co. LLC, the proponent thereof, by letter dated February 5, 2003 to George W. Henderson III, Chairman of the Board and Chief Executive Officer of the Company, as amended by letter dated February 10, 2003, as such proposal may be further amended or supplemented.

          "Working Capital" means total current assets less total current liabilities, based on a balance sheet prepared applying the Company Accounting Principles and Policies.

          "Working Capital Amount Due" has the meaning ascribed to it in Section 1.05(a).

          (b) Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article," "Section" or "Exhibit" refer to the specified Article, Section or Exhibit of or to this Agreement; (v) the phrase "ordinary course of business" refers to the business of the Company and its Subsidiaries in connection with the Company's business, and (vi) the terms "include," "includes" and "including" shall be deemed to be followed by the words "without limitation." Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                   ARTICLE XI
                                  MISCELLANEOUS

          11.01 Non-Survival of Representations, Warranties and Covenants. The representations and warranties contained in this Agreement shall not survive the Closing. The covenants herein shall survive the Closing only as and to the extent that such covenants are to be performed, in whole or in part, after the Closing.

          11.02 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or sent by internationally recognized courier, to the parties at the following addresses or facsimile numbers:

          If to the Company, to:

                  Burlington Industries, Inc.
                  3330 West Friendly Avenue
                  Greensboro, North Carolina 27410
                  Facsimile No.:  (336) 379-4504
                  Attn:  General Counsel

                  with a copy to:

                  Jones, Day, Reavis & Pogue
                  901 Lakeside Avenue
                  Cleveland, Ohio 44114
                  Facsimile No.:  (216) 579-0212
                  Attn:  David G. Heiman, Esq.

          If to Buyer, to:

                  Berkshire Hathaway Inc.
                  1440 Kiewit Plaza
                  Omaha, Nebraska 68131
                  Facsimile No.:  (402) 346-3375
                  Attn:  Marc D. Hamburg

                  with a copy to:

                  Munger, Tolles & Olson LLP
                  355 South Grand Avenue, 35th Floor
                  Los Angeles, CA  90071-1560
                  Facsimile No.:  (213) 683-5107
                  Attn:  R. Gregory Morgan, Esq.

All such notices, requests and other communications will (i) if delivered by facsimile transmission, be deemed given upon electronic confirmation of receipt and (ii) if delivered personally or by internationally recognized courier, be deemed given upon actual receipt by the Person to receive delivery. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

          11.03 Entire Agreement. This Agreement and the Confidentiality Agreement supersede all prior discussions and agreements prior to the date hereof between the parties with respect to the subject matter hereof and thereof, and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

          11.04 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses, incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby.

          11.05 Public Announcements. At all times at or before the Closing, the parties hereto will not issue or make any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld, except to the extent that such disclosure is determined in good faith by the disclosing party to be required by Law or by stock exchange regulation; provided that any such required disclosure shall only be made, to the extent consistent with Law, after consultation with the other parties hereto; provided, further, that this Section 11.05 shall not apply to any reports, statements, releases or other communications by the Company to the public as required under the Bankruptcy Code or by the Bankruptcy Court in connection with the Reorganization Cases.

          11.06 Solicitation Materials. Following the entry of the Order approving the Disclosure Statement, if the Bankruptcy Court so authorizes Buyer in such Order, Buyer may send with the Plan materials a solicitation letter seeking acceptance of the Plan by the creditors and other parties in interest, subject to the approval of the Debtors, which approval may not be unreasonably withheld.

          11.07 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

          11.08 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

          11.09 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person, except as expressly set forth herein.

          11.10 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void, except that Buyer may assign any or all of its rights (but not delegate any of its obligations) hereunder to one or more of its direct or indirect wholly owned Subsidiaries. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

          11.11 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

          11.12 Retention of Bankruptcy Court Jurisdiction. The Bankruptcy Court shall retain jurisdiction for the purpose of determining any and all controversies and disputes arising under or in connection with, or for purposes of interpreting the provisions of, this Agreement.

          11.13 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to a Contract executed and performed in such State, without giving effect to the conflict of laws principles thereof.

          11.14 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

          11.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                                        THE COMPANY

                                        BURLINGTON INDUSTRIES, INC.


                                        By:  /s/ George W. Henderson III
                                           -------------------------------------
                                           Name:  George W. Henderson III
                                           Title: Chairman and Chief Executive
                                                  Officer


                                        BUYER

                                        BERKSHIRE HATHAWAY INC.


                                        By:  /s/ Mark D. Hamburg
                                           -------------------------------------
                                           Name:  Mark D. Hamburg
                                           Title: Vice President

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I       THE TRANSACTION.............................................. 2

    1.01   Sale and Purchase of the Company Shares........................... 2

    1.02   Purchase Price.................................................... 2

    1.03   The Closing; Escrow............................................... 2

    1.04   Purchase Price Adjustment......................................... 3

    1.05   Post-Closing Working Capital Adjustment........................... 3

    1.06   Restricted Funds.................................................. 5

    1.07   Excluded Assets................................................... 5

ARTICLE II      REPRESENTATIONS AND WARRANTIES OF THE COMPANY................ 6

    2.01   Corporate Existence............................................... 6

    2.02   Authority......................................................... 7

    2.03   No Conflicts...................................................... 7

    2.04   Capital Stock..................................................... 8

    2.05   Governmental Approvals and Filings................................ 8

    2.06   Compliance With Laws and Orders................................... 9

    2.07   Reports and Financial Statements.................................. 9

    2.08   Title to Assets...................................................10

    2.09   Legal Proceedings.................................................10

    2.10   Benefit Plans; ERISA..............................................10

    2.11   Labor Relations...................................................11

    2.12   Environmental Matters.............................................11

    2.13   Taxes.............................................................12

    2.14   Intellectual Property.............................................13

    2.15   Insurance.........................................................13

    2.16   No Undisclosed Liabilities........................................13

    2.17   Absence of Changes................................................13

    2.18   Estimated Allowed Secured Claims..................................13

    2.19   Rights Agreement; Takeover Statutes...............................14

    2.20   Restricted Funds Trust............................................14

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

ARTICLE III     REPRESENTATIONS AND WARRANTIES OF BUYER......................14

    3.01   Corporate Existence...............................................14

    3.02   Authority.........................................................14

    3.03   No Conflicts......................................................14

    3.04   Governmental Approvals and Filings................................15

    3.05   Legal Proceedings.................................................15

    3.06   Financing.........................................................15

ARTICLE IV      COVENANTS OF THE COMPANY.....................................16

    4.01   Conduct of Business...............................................16

    4.02   Certain Restrictions..............................................16

    4.03   Affiliate Transactions............................................18

    4.04   No Solicitations..................................................18

    4.05   Access to Information.............................................20

    4.06   Pension Plan; Early Retirees Health Care Plan.....................20

    4.07   Further Assurances................................................20

ARTICLE V       BANKRUPTCY AND OTHER COVENANTS...............................21

    5.01   Bidding Procedures................................................22

    5.02   Bankruptcy Court Filings..........................................22

    5.03   Assumption of Contracts Between Execution and Closing.............23

    5.04   Effects of the Plan...............................................24

    5.05   Letters of Credit and Surety Bonds................................25

ARTICLE VI      COVENANTS OF BUYER...........................................25

    6.01   Further Assurances................................................25

    6.02   Employee Matters..................................................27

    6.03   Indemnification...................................................27

ARTICLE VII     CONDITIONS TO OBLIGATIONS OF BUYER...........................29

    7.01   Representations and Warranties....................................29

    7.02   Performance.......................................................29

    7.03   Closing Certificates..............................................29

    7.04   Orders and Laws...................................................29

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

    7.05   Regulatory Consents and Approvals.................................29

    7.06   Confirmation Order................................................30

    7.07   Deliveries........................................................30

    7.08   Material Adverse Effect...........................................30

    7.09   Bankruptcy Proceedings............................................30

ARTICLE VIII    CONDITIONS TO OBLIGATIONS OF THE COMPANY.....................30

    8.01   Representations and Warranties....................................30

    8.02   Performance.......................................................31

    8.03   Closing Certificates..............................................31

    8.04   Orders and Laws...................................................31

    8.05   Regulatory Consents and Approvals.................................31

    8.06   Confirmation Order................................................31

ARTICLE IX      TERMINATION..................................................31

    9.01   Termination.......................................................31

    9.02   Effect of Termination.............................................33

ARTICLE X       DEFINITIONS..................................................34

    10.01  Definitions.......................................................34

ARTICLE XI      MISCELLANEOUS................................................42

    11.01  Non-Survival of Representations, Warranties and Covenants.........42

    11.02  Notices...........................................................42

    11.03  Entire Agreement..................................................43

    11.04  Expenses..........................................................43

    11.05  Public Announcements..............................................43

    11.06  Solicitation Materials............................................43

    11.07  Waiver............................................................43

    11.08  Amendment.........................................................43

    11.09  No Third Party Beneficiary........................................43

    11.10  No Assignment; Binding Effect.....................................44

    11.11  Headings..........................................................44

    11.12  Retention of Bankruptcy Court Jurisdiction........................44

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

    11.13  Governing Law.....................................................44

    11.14  Invalid Provisions................................................44

    11.15  Counterparts......................................................44

                                    EXHIBITS

EXHIBIT A             Escrow Agreement
EXHIBIT B             Bidding Procedures Motion
EXHIBIT C             Auction Approval Order
EXHIBIT D             Officer's Certificate of the Company
EXHIBIT E             Secretary's Certificate of the Company
EXHIBIT F             The Plan
EXHIBIT G             Officer's Certificate of Buyer

                           COMPANY DISCLOSURE SCHEDULE

Section 1.07          Excluded Assets
Section 2.01          Corporate Existence
Section 2.03          No Conflicts
Section 2.04          Capital Stock
Section 2.07          Reports and Financial Statements
Section 2.09          Legal Proceedings
Section 2.10          Benefit Plans; ERISA
Section 2.11          Labor Relations
Section 2.13          Taxes
Section 2.14          Intellectual Property
Section 2.16          No Undisclosed Liabilities
Section 4.01          Conduct of the Business
Section 4.02          Certain Restrictions
Section 5.04(a)(iii)  Assumed Contracts
Section 5.04(a)(iv)   Business Assets and Properties
Section 6.02(b)       New Employment Agreement Terms
Section 6.02(c)       New SERP
Section 7.05          Regulatory Consents and Approvals

                                       -i-